EXHIBIT 99

Form 4 - Joint Filer Information

Name:	The ShanovenTrust

Address:	Suite 104A, Saffrey Square, Bank Lane
PO Box N-9306
Nassau Bahamas

Designated Filer:	Epizon Ltd.

Issuer & Ticker Symbol:	Rennova Health, Inc. (RNVA)

Date of Earliest Transaction Required to be Reported (Month/Day/Year):	September 21, 2016

Relationship of Reporting Person to Issuer:	10% Owner

Individual or Joint/Group Filing:	Form filed by More than One Reporting Person

Signature:	The Shanoven Trust

By: /s/ P. Wilhelm F. Toothe, Trustee